UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020 (January 8, 2020)

FRONT YARD RESIDENTIAL CORPORATION
(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Item 8.01	Other Events

On January 8, 2020, Front Yard Residential Corporation (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock payable on January 28, 2020 to all stockholders of record as of the close of business on January 21, 2020.

A copy of the press release announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Caution regarding forward-looking statements

All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements that are subject to uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These uncertainties are in some instances beyond our control. Words such as “expect,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained herein speak only as of the date they are made and are qualified in their entirety by reference to the risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release announcing quarterly cash dividend dated January 8, 2020.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Front Yard Residential Corporation
January 8, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer